Exhibit 99.3

PROS Completes Acquisition of Cameleon Software

PROS to De-list Cameleon Shares from NYSE Euronext

HOUSTON AND PARIS, Oct. 27, 2014 - PROS® (NYSE: PRO), a big data software company, and Cameleon Software SA (Paris: CAM) today announced PROS has successfully completed its acquisition of over 95% of the outstanding shares and voting rights of Cameleon Software SA.

PROS previously announced a second tender offer for Cameleon on September 15, 2014, at a price of €2.20 per share of common stock of Cameleon.

PROS now controls more than 95% of Cameleon’s outstanding shares and voting rights as a result of 466,790 Cameleon shares tendered during the second tender offer period ended October 22, 2014.

Cameleon shareholders who tendered during the initial tender offer period or its extended offering period ended on January 21, 2014, are entitled to the price complement premium of € 0.15 in cash per share and warrants as a result of PROS controlling more than 95% of Cameleon’s outstanding shares and voting rights before December 31, 2014.

Configure, Price and Quote (CPQ) software streamlines and simplifies the configuration, pricing and quote-generation activities that accompany solutions and negotiated selling. CPQ applications are also deployed to support self-service sales environments, including business-to-consumer (B2C) and business-to-business (B2B). According to Gartner, Inc., price optimization and CPQ are the only two sales effectiveness technologies identified as “transformational” in its report “Hype Cycle for CRM Sales, 2013.” In the same report, both CPQ and price optimization are recognized as being in the early mainstream adoption phase of the market.

PROS plans to request from the Autorité des Marchés Financiers (AMF) the implementation of a mandatory acquisition (squeeze-out) of the remaining shares not held by PROS, and thereafter de-list Cameleon from the NYSE Euronext exchange.

“Today we’ve finalized the acquisition of Cameleon Software, and I’m pleased with the progress we’ve made integrating our organizations and working together as a single team,” said PROS President and CEO Andres Reiner. “The addition of Cameleon CPQ solutions to our portfolio provides customers with the power of a single opportunity-to-revenue platform that enables improved sales performance by leveraging prescriptive guidance, powered by our patented big data science.”

About PROS
PROS Holdings, Inc. (NYSE: PRO) is a big data software company that helps customers outperform in their markets by using big data to sell more effectively. We apply 29 years of data science experience to unlock buying patterns and preferences within transaction data to reveal which opportunities are most likely to close, which offers are most likely to sell and which prices are most likely to win. PROS offers big data solutions to optimize sales, pricing, quoting, rebates and revenue management across more than 40 industries. PROS has completed over 700 implementations of its solutions in more than 55 countries. The PROS team comprises more than 900 professionals around the world. To learn more, visit www.pros.com.

Forward-looking Statements
This press release contains forward-looking statements, including statements about the mandatory acquisition and delisting process, the functionality and benefits of CPQ software to organizations generally, as well as the functionality and benefits of PROS software products. The forward-looking statements contained in this press release are based upon PROS expectations as to the requirements of the AMF for the mandatory acquisition and of the NYSE Euronext for delisting, its historical experience with pricing and big data software and its current expectations of the benefits of pricing and big data software for organizations that implement and utilize such software. Factors that could cause actual results to differ materially from those described herein include changes in the AMF and NYSE Euronext requirements, the addressability of an organization’s pricing and revenue management needs, the risks associated with PROS developing and enhancing products with the functionality necessary to deliver the stated results and the risks associated with the complex implementation and maintenance of pricing and big data software such as PROS software products. Additional information relating to the uncertainty affecting the PROS business is contained in PROS filings with the Securities and Exchange Commission. These forward-looking statements represent PROS expectations as of the date of this press release. Subsequent events may cause these expectations to change, and PROS disclaims any obligations to update or alter these forward-looking statements in the future whether as a result of new information, future events or otherwise.
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Media Contact:
Yvonne Donaldson
ydonaldson@pros.com
713.335.5310
Investor Contact:
Staci Strauss-Mortenson
staci.mortenson@icrinc.com
203.682.8273